UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	October 4, 2006

The Middleton Doll Company
(Exact name of registrant as specified in its charter)

Wisconsin	0-22663	39-1364345
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

1050 Walnut Ridge Drive, Hartland, Wisconsin 53029-8303
(Address of principal executive offices, including zip code)
(262) 369-8163
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

        As previously reported in the Current Report on Form 8-K of The Middleton Doll Company (the “Company”), dated January 4, 2006, which was filed with the Securities and Exchange Commission on January 10, 2006 and amended in a filing on March 31, 2006 (the “January Current Report”), the Company entered into an asset purchase agreement to sell substantially all of the loans and loan participations owned by Lee Middleton Original Dolls, Inc. to InvestorsBank, a wholly-owned subsidiary of InvestorsBancorp, Inc. (“InvestorsBank”). The information respecting the asset purchase agreement and the sale of the loans and loan participations contained in Item 1.01 of the January Current Report is incorporated into this Current Report on Form 8-K by reference.

Item 2.01.     Completion of Acquisition or Disposition of Assets.

Sale of Loans and Loan Participations

        In connection with the asset purchase agreement discussed in Item 1.01 of this Current Report on Form 8-K, the Company completed the sale of loan participations for the aggregate purchase price of $767,727, plus accrued interest, in two separate transactions on July 12, 2006 and September 8, 2006. The Company has now completed the sale of loans and loan participations pursuant to the asset purchase agreement.

        Pursuant to a transaction not subject to the asset purchase agreement, the Company completed the sale of additional loan participations to InvestorsBank for the aggregate purchase price of $515,880, plus accrued interest, in a transaction on July 12, 2006. This transaction is in addition to (1) the sale of an additional loan to InvestorsBank for the aggregate purchase price of $428,565, plus accrued interest, in a transaction on April 13, 2006, as previously reported in a Current Report on Form 8-K dated May 22, 2006, which was filed with the Securities and Exchange Commission on June 27, 2006 (the “May Current Report”); and (2) the sale of two additional loans outside of the asset purchase agreement to InvestorsBank for the aggregate purchase price of $2,792,375, plus accrued interest, on March 15, 2006, as previously reported in a Current Report on Form 8-K dated February 15, 2006, which was filed with the Securities and Exchange Commission on March 20, 2006 (the “February Current Report”).

        The information respecting the asset purchase agreement and the sale of the loans and loan participations contained in Item 2.01 of the January Current Report, the February Current Report and the May Current Report is incorporated into this Current Report on Form 8-K by reference. The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Sale of Leased Real Estate Properties

        As previously reported, the Board of Directors of the Company and Lee Middleton Original Dolls, Inc. approved the sale of all the leased real estate properties of Lee Middleton Original Dolls. The Company is making these sales from time to time, in separate transactions, at prices approved by the Chairman of the Board and Chief Executive Officer, the President and Chief Operating Officer or the Vice President Finance of Lee Middleton Original Dolls. The Company completed the sale of leased real estate properties for an aggregate purchase price of $4,150,000 on July 28, 2006, August 2, 2006 and October 4, 2006. These transactions are in addition to (1) the sale of one leased real estate property on May 22, 2006 for an aggregate purchase price of $1,800,000, as previously reported in the May Current Report; and (2) the sale of three leased real estate properties in three separate transactions on January 19, 2006, January 31, 2006 and February 15, 2006, for an aggregate purchase price of $4,115,000, as previously reported in the February Current Report. The information respecting the sale of leased real estate properties contained in Item 2.01 of the February Current Report and the May Current Report is incorporated into this Current Report on Form 8-K by reference.

        The likelihood of the sale of the remaining leased real estate and the sales proceeds to be generated are subject to conditions in the Waukesha County real estate market for industrial and commercial buildings similar to that owned by Lee Middleton Original Dolls, Inc., which will affect the availability of purchasers and the prices at which such real estate can be sold.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MIDDLETON DOLL COMPANY
(Registrant)
By: /s/ Craig R. Bald
Craig R. Bald
Chief Financial Officer, Vice President Finance
and Treasurer

Date: October 9, 2006